EXHIBIT 1.1
BOSTON SCIENTIFIC CORPORATION
Debt Securities
UNDERWRITING AGREEMENT-BASIC PROVISIONS
December 10, 2009
To: The Underwriters named in the within-mentioned Terms Agreement
Ladies and Gentlemen:
     Boston Scientific Corporation (the “Company”) proposes to issue and sell its Debt Securities having an aggregate initial public offering price or purchase price of up to U.S. $2,000,000,000 or the equivalent thereof in foreign currencies or currency units (the “Securities”). The Securities will be issued under an indenture dated as of June 1, 2006 between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”), as supplemented from time to time by supplemental indentures and/or modified from time to time by resolutions of the Board of Directors of the Company as provided in Section 301 of such indenture (such indenture as so supplemented and/or modified being hereinafter referred to as the “Indenture”).
     Whenever the Company determines to make an offering of Securities, it will enter into an agreement substantially in the form of Exhibit A hereto (a “Terms Agreement”) providing for the sale of such Securities to, and the purchase and offering thereof by, the underwriter or underwriters named therein (each an “Underwriter” and, collectively, the “Underwriters” or “you,” which terms shall include the underwriter or underwriters named therein whether acting alone in the resale of the Securities or as members of an underwriting syndicate). The Terms Agreement relating to each offering of Securities shall specify the principal amount of Securities to be issued and their terms not otherwise specified in the Indenture, the name or names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof) and the principal amount of Securities which each severally agrees to purchase, the name or names of the Underwriters acting as manager or co-managers in connection with such offering, if any (each a “Representative” and, collectively, the “Representatives,” which term shall include each Underwriter in the event that there shall be no manager or co-managers), the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, any delayed delivery arrangements and the time and place of delivery and payment. Each offering of Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Securities.
     1. Representations and Warranties. The Company represents and warrants to you that as of the date hereof, as of the Applicable Time and as of the Closing Time (each as hereinafter defined) under such Terms Agreement (in each case, the “Representation Date”) as set forth below. Certain terms used in this Section 1 are defined in paragraph (C) hereof.
     A. If the offering of the Securities is a Delayed Offering (as specified in the relevant Terms Agreement), paragraph (i) below is applicable and, if the offering of the Securities is a Non-Delayed Offering (as so specified), paragraph (ii) below is applicable.
     (i) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations promulgated thereunder (the “Regulations”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-163621) on such Form, including a Basic Prospectus, for registration under the 1933 Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, and may have used a Preliminary Prospectus, each of which has previously been furnished to you. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the 1933 Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), is called the “Registration Statement.” Such Registration Statement, as so amended, has become effective. The offering of the Securities is a Delayed Offering and, although the Basic Prospectus may not include all the information with respect to the Securities and the offering thereof required by the 1933 Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus included all such information required by the 1933 Act and the rules thereunder to be included therein as of the Effective Date. The Company will next file with the Commission pursuant to Rules 415 and 424(b) a Final Prospectus relating to the Securities and the offering thereof. The Final Prospectus shall only contain information in the Disclosure Package (as hereinafter defined) and the Final Term Sheet (as hereinafter defined), except to the extent the Representatives shall agree to any additional information.
     (ii) The Company meets the requirements for the use of Form S-3 under the 1933 Act and has filed with the Commission a registration statement (File No. 333-163621) on such Form, including a Basic Prospectus, for registration under the 1933 Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, and including a Preliminary Prospectus, each of which has previously been furnished to you. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the 1933 Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the 1933 Act or the 1934 Act, is called the “Registration Statement.” The Company will next file with the Commission either (x) a Final Prospectus relating to the Securities in accordance with Rules 430B and 424(b), or (y) prior to the effectiveness of such Registration Statement, an amendment to such Registration Statement, including the form of Final Prospectus. In the case of clause (x), the Company has included in such Registration Statement, as amended at the Effective Date, all information (other than Rule 430B Information) required by the 1933 Act and the rules thereunder to be included in the Final Prospectus with respect to the Securities and the offering thereof. The Final Prospectus shall only contain information in the Disclosure Package (as hereinafter defined) and the Final Term Sheet (as hereinafter defined), except to the extent the Representatives shall agree to any additional information.
     B. On the Effective Date, the Registration Statement did, at the Applicable Time the Preliminary Prospectus did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and at the Closing Time, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the respective rules thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Indenture complies in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and, the Final Prospectus, will not, on the date such Final Prospectus is first issued and at the Closing Time, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto); it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information in Annex C to the Terms Agreement.
     C. The term “Disclosure Package” shall mean (i) the Basic Prospectus, including any preliminary prospectus supplement, as amended or supplemented prior to the Applicable Time, (ii) the issuer free writing prospectuses as defined in Rule 433 of the 1933 Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex A to the Terms Agreement, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet, which shall be identified in Annex B to the Terms Agreement. As of the Applicable Time, the Disclosure Package did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Disclosure Package; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information in Annex C to the Terms Agreement.
     D. The terms which follow, when used in this Agreement, shall have the meanings indicated. The term “the Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. “Applicable Time” shall mean the date and time on the date of execution of the Terms Agreement (as set forth in the Terms Agreement), which the Company has informed the Underwriters as the time when sales of the Securities may be first made by the Underwriters in the offering. “Basic Prospectus” shall mean the prospectus referred to in paragraph (A)(i) above contained in the Registration Statement at the Effective Date including, in the case of a Non-Delayed Offering, any Preliminary Prospectus. “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof including the Basic Prospectus and is used prior to filing of the Final Prospectus. “Final Prospectus” shall mean the final prospectus supplement relating to the Securities that is filed pursuant to Rule 424(b) after the Applicable Time, together with the Basic Prospectus or, if, in the case of a Non-Delayed Offering, no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities, including the Basic Prospectus, included in the Registration Statement at the Effective Date. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Disclosure Package or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the 1934 Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus, the Disclosure Package or the Final

Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Disclosure Package or the Final Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date or the issue date of the Basic Prospectus, any Preliminary Prospectus, the Disclosure Package or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference; provided that no such document filed after the Applicable Time shall be deemed incorporated into the Disclosure Package. A “Non-Delayed Offering” shall mean an offering of securities which is intended to commence promptly after the effective date of the Registration Statement, with the result that, pursuant to Rules 415 and 430B, all information (other than Rule 430B Information) with respect to the securities so offered must be included in such Registration Statement at the effective date thereof. A “Delayed Offering” shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of the Registration Statement, with the result that only information required pursuant to Rule 415 need be included in such Registration Statement at the effective date thereof with respect to the securities so offered. Whether an offering of the Securities is a Non-Delayed Offering or a Delayed Offering shall be set forth in the relevant Terms Agreement.
     E. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was, is and will be a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act, that initially became effective within three years of the date hereof, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering of the Securities has been initiated or, to the Company’s knowledge, threatened by the Commission.
     F. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the 1933 Act and (ii) as of the Applicable Time, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act that it is not necessary that the Company be considered an Ineligible Issuer.
     G. Neither any Issuer Free Writing Prospectus nor the Final Term Sheet, as of its issue date and at all subsequent times through the completion of the offering of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such Annex C to the Terms Agreement.
     H. The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex A to the Terms Agreement or the Registration Statement.
     I. The consolidated financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein; the supporting schedules included or incorporated by reference in the Registration Statement, if any, present fairly the information required to be stated therein; and if pro forma financial statements are included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, the assumptions used in preparing the pro forma financial statements included therein provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.
     J. The documents incorporated by reference in the Final Prospectus and the Disclosure Package, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together and with the other information in the Final Prospectus, the Disclosure Package and the Registration Statement, at each Representation Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     K. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as may otherwise be stated therein or contemplated thereby, (i) there has been no material adverse change in the condition (financial or other), earnings, results of operations, business or properties of the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business and (ii) there have been no material transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business.
     L. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement, the Disclosure Package and the Final Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition (financial or other), earnings, results of operations, business or properties of the Company and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”).
     M. Schedule I hereto sets forth each domestic and foreign subsidiary of the Company which is a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X of the 1933 Act (each, a “Material Subsidiary” and collectively, the “Material Subsidiaries”). Each Material Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be in good standing or to so qualify would not have a Material Adverse Effect, and, except as otherwise disclosed in the Registration Statement, the Disclosure Package or the Final Prospectus, all of the issued and outstanding capital stock of each such Material Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company (except for directors’ qualifying shares and shares held by individuals for the purpose of satisfying the legal requirements of the jurisdiction of incorporation), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
     N. Neither the Company nor any of its subsidiaries is in violation of its or any of their charters or bylaws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them or their properties may be bound where any such violation or default would have a Material Adverse Effect; and the execution of this Agreement, the execution and delivery of the Indenture and the applicable Terms Agreement (including this Agreement as incorporated by reference therein), the filing of the Registration Statement and the consummation of the transactions contemplated herein and therein (including the issuance, authentication, sale and delivery of the Securities) have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject where any such conflict, breach, default, creation or imposition would have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or, to the best of its knowledge, any law, administrative regulation or administrative or court decree (except for such violations of any law, administrative regulation or administrative or court decree that would not have a Material Adverse Effect and would not have a material adverse effect on the Company’s ability to consummate the transactions contemplated by this Agreement), and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, (including the issuance, authentication, sale and delivery of the Securities in accordance with the terms and conditions of the Indenture) except such as may be required under the 1933 Act or the rules and regulations promulgated thereunder (the “Regulations”), the Trust Indenture Act or state securities or “blue sky” laws.
     O. The Company and its Material Subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except such certificates, authorities or permits which are not material to such conduct of their business, and neither the Company nor any of its Material Subsidiaries has, to the knowledge of the Company, received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a Material Adverse Effect.
     P. Except as set forth in the Registration Statement or the Disclosure Package and the Final Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that might reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the consummation of this Agreement and the applicable Terms Agreement.
     Q. There are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement (including the documents incorporated by reference therein) by the 1933 Act or the Regulations which have not been so filed.
     R. The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder.
     S. The Indenture has been duly and validly authorized, when executed and delivered by the Company and, assuming due execution and delivery by the Trustee, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to the applicability of general principles of equity, and has been duly qualified under the Trust Indenture Act.
     T. The Securities have been duly authorized for issuance and sale pursuant to this Agreement and the applicable Terms Agreement (or will have been so authorized prior to each issuance of Securities) and, when executed and authenticated in accordance with the provisions of the Indenture and the Resolutions of the Board of Directors of the Company or a Pricing Committee thereof, and delivered to and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, fraudulent transfer, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to principles relating to the availability of equitable remedies to the extent that adequate remedies at law may exist) and will be entitled to the benefits of the Indenture, which will be substantially in the form heretofore delivered to you; and the Securities and the Indenture will conform when executed and delivered in all material respects to all statements relating thereto contained in the Disclosure Package and the Final Prospectus.

     U. Except as disclosed in the Registration Statement or the Disclosure Package and the Final Prospectus, and except as where such failure would not have a Material Adverse Effect, the Company and its subsidiaries own, possess, license or have the right to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other rights or interests in items of intellectual property as are necessary for the operation and conduct of the businesses now operated by them (the “patent and proprietary rights”); and except as disclosed in the Registration Statement or the Disclosure Package and the Final Prospectus, the Company has no knowledge of any infringement of or conflict with asserted rights of others with respect to any patent and proprietary rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and, except as disclosed in the Registration Statement or the Disclosure Package and the Final Prospectus, the Company has no knowledge that any person or entity is infringing or otherwise violating any of the Company’s patents, trademarks, servicemarks or copyrights in a manner that could materially affect the use thereof by the Company or any of its subsidiaries and which infringement would have a Material Adverse Effect.
     V. No labor disturbance by the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent which might reasonably be expected to have a Material Adverse Effect.
     W. The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
     X. Except as described in the Registration Statement or the Disclosure Package and the Final Prospectus and except as could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, the properties, assets and operations of each of the Company and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws (including, without limitation, common law), rules and regulations, orders, decrees, judgments, permits and licenses relating to worker health and safety, and to the protection and clean-up of the natural environment and to the protection or preservation of natural resources, including, without limitation, those relating to the processing, manufacturing, generation, handling, disposal, transportation or release of hazardous materials (collectively, “Environmental Laws”). With respect to such properties, assets and operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its subsidiaries of which the Company is aware that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws or otherwise result in liability to the Company or any of its subsidiaries pursuant to applicable Environmental Law in a manner that could reasonably be expected to have a Material Adverse Affect. Except as described in the Registration Statement or the Disclosure Package and the Final Prospectus and except as could not reasonably be expected to have a Material Adverse Effect, (A) to the Company’s knowledge, none of the Company or any of its subsidiaries is the subject of any federal, state, local or foreign investigation pursuant to Environmental Laws, (B) none of the Company or any of its subsidiaries has received any written notice or claim pursuant to Environmental Laws and (C) there are no pending, or, to the knowledge of the Company, threatened actions, suits or proceedings against the Company, any of its subsidiaries or its properties, assets or operations, in connection with any Environmental Laws. The term “hazardous materials” shall mean those substances that are regulated by or pursuant to any applicable Environmental Laws.

     Y. This Agreement has been duly authorized, executed and delivered by the Company.
     Z. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
     AA. The Company is, to its knowledge, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.
     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with an offering of Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each Underwriter.
     2. Purchase and Sale. The several commitments of the Underwriters to purchase securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.
     A. Payment of the purchase price for, and delivery of, any Securities to be purchased by the Underwriters shall be made at the place set forth in the applicable Terms Agreement, or at such other place as shall be agreed upon by the Representatives and the Company, on the second business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or such other time as shall be agreed upon by the Representatives and the Company (each such time and date being referred to as a “Closing Time”). Except as indicated in the applicable Terms Agreement, payment shall be made to the Company by wire transfer in same-day funds against delivery of the Securities to be purchased by the Representatives for the respective accounts of the Underwriters. Such Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days prior to the applicable Closing Time or shall be in global or bearer form as permitted by the Indenture. Such Securities, which may be in temporary form, will be made available for examination and packaging by the Representatives on or before the first business day prior to the Closing Time.
     B. If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Securities from the Company pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) substantially in the form of Exhibit B hereto, with such changes therein as the Company may approve.
     C. As compensation for arranging Delayed Delivery Contracts, the Company will pay to the Representatives at Closing Time, for the accounts of the Underwriters, a fee equal to that percentage of the principal amount of Securities for which Delayed Delivery Contracts are made at Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types which will be set forth in the applicable prospectus supplement included in the Final Prospectus. If applicable, at Closing Time the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

     D. The Representatives are to submit to the Company, at least two business days prior to Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Securities to be purchased by each of them, and the Company will advise the Representatives, at least one business day prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Securities to be covered by each such Delayed Delivery Contract.
     E. The principal amount of Securities agreed to be purchased by the respective Underwriters pursuant to the applicable Terms Agreement shall be reduced by the principal amount of Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by the Representatives to the Company; provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the total amount of Securities covered by the applicable Terms Agreement, less the principal amount of Securities covered by Delayed Delivery Contracts.
     F. The Company acknowledges and agrees that the purchase and sale of the Securities pursuant to this Agreement and the Terms Agreement hereunder, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand.
     3. Covenants of the Company. The Company covenants with each Underwriter as follows:
     A. The Company will use commercially reasonable efforts to cause the Registration Statement, if not effective at the Applicable Time, and any amendment thereto, to become effective. Immediately following the execution of each Terms Agreement, the Company will prepare a final prospectus supplement to be included in the Final Prospectus setting forth the principal amount of Securities covered thereby and their terms not otherwise specified in the Indenture, the names of the Underwriters and the principal amount of Securities which each severally has agreed to purchase, the names of the Representatives, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Representatives and the Company reasonably deem necessary in connection with the offering of the Securities. Following the completion of the offering, the Company will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424 of the Regulations.
     B. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to further amend or supplement the Disclosure Package or the Final Prospectus in order that the Disclosure Package or the Final Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement, the Disclosure Package or the Final Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and the Disclosure Package comply with such requirements.

     C. With respect to each sale of Securities, the Company will make generally available to its security holders and to the Representatives as soon as practicable earnings statements of the Company that will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Regulations.
     D. From the date of a Terms Agreement, and for so long as a prospectus is required by the 1933 Act to be delivered in connection with the sale of Securities covered by such Terms Agreement, the Company will give the Representatives notice of its intention to file any documents amending or supplementing the Registration Statement, the Disclosure Package or the Final Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish them with copies of any such proposed amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing and will provide the Representatives the opportunity to review and comment on such documents.
     E. From the date of a Terms Agreement, and for so long as a prospectus is required by the 1933 Act to be delivered in connection with the sale of Securities covered by such Terms Agreement, the Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Final Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference into the Final Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Disclosure Package, the Final Prospectus or any prospectus supplement related thereto, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Final Prospectus or for additional information relating to the offering of the Securities, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) the commencement or threat of any Section 8A proceeding against the Company in connection with the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as practicable.
     F. The Company will deliver to the Representatives a conformed copy of the Registration Statement, any documents incorporated by reference therein (unless such documents are available on the “EDGAR” website), and each amendment thereto for each of the Underwriters. So long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, the Company will deliver to the Representatives as many copies of any Preliminary Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.
     G. The Company will arrange for the qualification of the Securities for offering and sale under the laws of such jurisdictions as the Representatives, after consultation with the Company, may collectively designate and will maintain such qualifications in effect so long as required for the distribution of the Securities, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     H. The Company, during the period when the Final Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

     I. Between the date of any Terms Agreement and the Closing Time the Company will not, without the prior consent of the Representatives, offer or sell, or enter into any agreement to sell, any debt securities of the Company with a maturity of more than one year, including additional Securities.
     J. The Company and the Representatives will prepare a final term sheet containing only a description of the Securities, in a form agreed between the Company and the Representatives, and the Company will file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such rule (such term sheet, the “Final Term Sheet”).
     K. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, and each Representative represents that it has not made, and agrees that, unless it obtains the prior written consent of the Company, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act) required to be filed with the Commission or retained by the Company under Rule 433 of the 1933 Act; provided that the prior written consent of the Company and the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Annex A to the Terms Agreement. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the 1933 Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(J).
     L. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act.
     4. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase Securities pursuant to any Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained as of the Applicable Time and Closing Time, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:
     A. If the Registration Statement has not become effective prior to the Applicable Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 p.m. New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b). The Company will (i) prepare the Rule 462(b)

Registration Statement, if necessary, in a form approved by the Underwriters and file such Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the 1933 Act by 10:00 a.m. New York City time on the business day immediately following the date of determination of the public offering price of the Securities and, at the time of filing, either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.
     B. At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings thereof or initiated or threatened by the Commission, (ii) there shall not have been since the execution of such Terms Agreement any decrease in the ratings of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purpose of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change and (iii) there shall not have come to the attention of the Representatives any facts that would cause them reasonably to believe that the Disclosure Package or the Final Prospectus, at the time it was required to be delivered to a purchaser of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     C. At the applicable Closing Time you shall have received:
     1. The favorable opinion, dated as of the Closing Time, of Shearman & Sterling LLP, counsel of the Company, substantially in the form set forth in Exhibit C.
     2. The favorable opinion, dated as of the Closing Time, of Lawrence J. Knopf, Assistant General Counsel of the Company, substantially in the form set forth in Exhibit D.
     3. The favorable opinion or opinions, dated as of the applicable Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
     D. At the applicable Closing Time there shall not have been, since the Applicable Time or since the date and time of which information is given in the Disclosure Package, any material adverse change in the condition (financial or otherwise), earnings, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), and the Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer, the President, the principal financial officer or the principal accounting officer of the Company, dated as of such Closing Time, to the effect that:
     1. the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Time with the same effect as if made at the Closing Time and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time;
     2. no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     3. since the date of the most recent financial statements or financial data included or incorporated by reference in the Disclosure Package or the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, results of operations, business or properties of the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     You shall have received from Ernst & Young LLP or other independent certified public accountants acceptable to the Representatives a letter or letters, dated the date of the applicable Terms Agreement and as of the applicable Closing Time, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certified financial information contained or incorporated by reference in the Disclosure Package and the Final Prospectus; provided that such letters shall use a “cut-off” date no more than five business days prior to the respective dates of such letters.
     E. At the applicable Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be in all material respects satisfactory in form and substance to the Representatives and counsel for the Underwriters.
     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.
     5. Payment of Expenses. The Company will pay all reasonable and necessary expenses incident to the performance of its obligations under this Agreement and each Terms Agreement, including (a) the preparing, printing or other production and filing of the Registration Statement (as originally filed) and all amendments thereto, (b) the preparation, issuance and delivery of the Securities to the Underwriters, (c) the reasonable fees and disbursements of the Company’s counsel and accountants and of the Trustee and its counsel, (d) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(G), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey, (e) the printing or other production and delivery to the Underwriters in quantities as hereinabove stated of copies of the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus and any amendments or supplements thereto, (f) the production and delivery to the Underwriters of copies of the Indenture and any Blue Sky Survey reasonably requested by the Representatives, (g) the fees of rating agencies, (h) the fees and expenses, if any, incurred in connection with the listing of the Securities on any securities exchange, and (i) the fees and expenses, if any, incurred in connection with any filing with, and clearance of the offering by, FINRA and (y) the reasonable fees and expenses of counsel for the Underwriters in connection therewith.
     If a Terms Agreement is terminated by the Representatives in accordance with the provisions of Section 4 or Sections 9(i) and 9(iv), or if the sale of any Securities provided for herein or in any Terms Agreement is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied by the Company or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company shall reimburse the Underwriters named in such Terms Agreement for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     6. Indemnification.
     A. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses reasonably and necessarily incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities, as originally filed or any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any related Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Final Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Annex C to the Terms Agreement. This indemnity will be in addition to any liability which the Company may otherwise have, including under this Agreement.
     B. Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses reasonably and necessarily incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities, as originally filed or any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any related Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Final Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter as set forth in Annex C to the Terms Agreement. It being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement.
     C. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to the indemnified parties to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     D. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6B effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, then the indemnifying parties shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contributions, including persons who control the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the securities purchased by such Underwriter hereunder. Notwithstanding the provisions of this Section 7 and the preceding sentence, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. The obligation of the Underwriters to contribute pursuant to this Section 7 shall be several in proportion to their respective underwriting obligations and not joint.
     8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties, indemnities and agreements contained in this Agreement or any Term Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of any termination of the applicable Terms Agreement (including this Agreement as incorporated by reference therein), or any investigation made by or on behalf of any Underwriter, controlling person or the Company, and shall survive delivery of, and payment for, any Securities to the Underwriters.
     9. Termination. The Representatives may terminate the applicable Terms Agreement (including this Agreement, as incorporated by reference therein), immediately upon notice to the Company, at any time at or prior to the applicable Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Disclosure Package or the Final Prospectus, any material adverse change in the condition, (financial or otherwise), earnings, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not from transactions arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis or change in general domestic or international economic, political or financial conditions either within or outside of the United States the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities, or (iii) if trading in any Securities of the Company has been suspended by the Commission or any securities exchange or in the over-the-counter market, or if trading generally on the American Stock Exchange, the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities or (iv) there shall have been since the execution of such Terms Agreement any decrease in the ratings of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purpose of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     10. Default. If one or more of the Underwriters shall fail at the applicable Closing Time to purchase the Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours you shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:
     A. if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations under the applicable Terms Agreement (including this Agreement as incorporated by reference therein) bear to the underwriting obligations of all such non-defaulting Underwriters, unless otherwise agreed, or
     B. if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased pursuant to such Terms Agreement,

such Terms Agreement (including this Agreement as incorporated by reference therein) shall terminate, without any liability on the part of any non-defaulting Underwriter or the Company.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under the applicable Terms Agreement or this Agreement.
     In the event of a default by any Underwriter or Underwriters as set forth in this Section which does not result in termination of the applicable Terms Agreement, either the Representatives or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or the Final Prospectus or in any other documents or arrangements may be effected.
     11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you as provided in the applicable Terms Agreement. Notices to the Company shall be directed to it at Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760-1537 (fax: 508-650-8960); Attention of the Chief Financial Officer with a copy to the Assistant General Counsel.
     12. Parties. The applicable Terms Agreement and this Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company, and their respective successors and the officers and directors and any controlling persons referred to in Section 6 hereof. Nothing expressed or mentioned in the applicable Terms Agreement or this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of the applicable Terms Agreement or this Agreement or any provision therein or herein contained. The applicable Terms Agreement and this Agreement and all conditions and provisions thereof and hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     13. Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.
     14. Governing Law. THIS AGREEMENT AND EACH TERMS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     15. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     16. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     17. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Very truly yours, BOSTON SCIENTIFIC CORPORATION
By:	/s/ Milan Kofol
	Name:	Milan Kofol
	Title:	Vice President, Treasurer

SCHEDULE I
MATERIAL SUBSIDIARIES
Boston Scientific Limited
Scimed Life Systems, Inc.
Boston Scientific International Holding Limited
BSC International Holding Limited
Boston Scientific International B.V.
Boston Scientific Japan K.K.
Cardiac Pacemakers, Inc.
Boston Scientific Clonmel Limited
Guidant Group B.V.
Guidant Corporation
Guidant Puerto Rico B.V.
Boston Scientific Wayne Corporation
Target Therapeutics, Inc.
Guidant Sales Corporation

EXHIBIT A
BOSTON SCIENTIFIC CORPORATION
Debt Securities
FORM OF TERMS AGREEMENT
Dated:                    ,

To:	Boston Scientific Corporation One Boston Scientific Place Natick, Massachusetts 01760-1537
Ladies and Gentlemen:
     We understand that Boston Scientific Corporation, a Delaware corporation (the “Company”), proposes to issue and sell its Debt Securities having an aggregate initial public offering price or purchase price of $___(as described in more detail below, the “Securities”). Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriter(s) named below (the “Underwriter(s)”) hereby offer(s) to purchase such Securities.
     The Securities to be purchased by the Underwriter(s), which are to be issued under an Indenture dated as of June 1, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as Trustee, as supplemented from time to time by supplemental indentures and/or modified from time to time by resolutions of the Board of Directors of the Company or a Pricing Committee thereof as provided in Section 301 of such Indenture, shall have the following terms:

Principal Amount:

Date of maturity:

Interest rate:	%

Interest payment dates:

Public offering price:

Purchase price:

Redemption provisions:

Form of Securities:

Delayed Delivery Contracts:

Aggregate Underwriting Discount:	%

Purchase Price to be paid by Underwriters:

Closing date and location:	December 14, 2009 (T+2) Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017

Representatives:	Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc.

Applicable Time:	[ ][a/p]m Eastern Time on the date hereof.
     All of the provisions contained in the document entitled “Boston Scientific Corporation Debt Securities, Underwriting Agreement-Basic Provisions,” dated as of                      ___, 2009, a copy of which is attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. Each Underwriter severally agrees, subject to the terms and provisions of this Terms Agreement, including the terms and provisions incorporated by reference herein, to purchase the principal amount of Securities set forth opposite its name.

Name	Principal Amount

Total
     Any notice by the Company to the Underwriter(s) pursuant to this Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication addressed to:                                         .
     Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Acting on behalf of themselves and as the Representatives of the several Underwriters

BANC OF AMERICA SECURITIES LLC

By:
Name: Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name: Title:

By:
Name: Title:

J.P. MORGAN SECURITIES INC.

By:
Name: Title:
Accepted:
BOSTON SCIENTIFIC CORPORATION

By:
Name: Title:

Annex A — Issuer Free Writing Prospectuses

Annex B — Final Term Sheet

Annex C — Information Furnished by the Representatives
•	the names of the Underwriters on the cover page of the Preliminary Prospectus and the Final Prospectus.

•	the following information under the caption “Underwriting” in the Preliminary Prospectus and the Final Prospectus:
o	the names of the Underwriters and their respective allocations

o	the second sentence of the fourth paragraph

o	the first paragraph under the sub-heading “Commissions and Discounts”

o	the third and fourth sentences under the sub-heading “New Issue of Notes”

o	the two paragraphs under the sub-heading “Price Stabilization and Short Positions”

EXHIBIT B
BOSTON SCIENTIFIC CORPORATION
Debt Securities
DELAYED DELIVERY CONTRACT
                     __, ______
Boston Scientific Corporation
c/o [Name and address of Representatives]
Attention:
Ladies and Gentlemen:
     The undersigned hereby agree to purchase from Boston Scientific Corporation (the “Company”), and the Company agrees to sell to the undersigned on                      ___, ___ (the “Delivery Date”), principal amount of the Company’s Debt Securities due                      ___, ___ (the “Securities”), offered by the Company’s Basic Prospectus dated ___, as supplemented by its Final Prospectus dated                      ___, ___, receipt of which is hereby acknowledged, at a purchase price of ___% of the principal amount thereof, plus accrued interest from ___, to the Delivery Date, and on the further terms and conditions set forth in the contract.
     Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or by wire transfer in same day funds, on the Delivery Date, upon delivery to the undersigned at the office of [name and address of Representatives], of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.
     The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before                      ___, ___, shall have sold to the Underwriters of the Securities (the “Underwriters”) such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated                      ___, ___ between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.
     Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.
     By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase,

B-1

and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

[Name of Purchaser]
By:
Name:
Title:

Accepted: BOSTON SCIENTIFIC CORPORATION
By:
Name:
Title:

B-2

EXHIBIT C
FORM OF OPINION OF SHEARMAN & STERLING LLP
     (i) the statements in the Basic Prospectus under the caption “Description of the Debt Securities” and the statements in the Disclosure Package and the Final Prospectus under the caption “Description of the Notes”, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein;
     (ii) the statements in the Disclosure Package and the Final Prospectus under the caption “Material U.S. Federal Income Tax Consequences”, insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein;
     (iii) assuming that the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, the Indenture is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), and except as enforcement thereof is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law);
     (iv) assuming that the Securities have been duly authorized and executed by the Company, when the Securities have been authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided by the Underwriting Agreement (which for purposes of this opinion includes the Terms Agreement), the Securities will be the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as enforcement thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), and except as enforcement thereof is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law);
     (v) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;
     (vi) to the best knowledge of such counsel, no authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Company of the Underwriting Agreement, except as have been obtained and are in full force and effect under the Securities Act or the Trust Indenture Act or as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Securities;
     (vii) the execution and delivery of the Underwriting Agreement, the Terms Agreement, the Indenture or the Securities do not, and the performance by the Company of its obligations thereunder will not, result in a violation of any Generally Applicable Law ; and
     (viii) the Company is not required to register as an investment company under the Investment Company Act of 1940, as amended.

C-1

     In addition, such opinion shall also contain a statement that such counsel has participated in discussions concerning preparation of the Registration Statement, the Disclosure Package and the Final Prospectus with certain officers and employees of the Company, with its auditors and with your representatives and counsel. In such counsel’s opinion, each of the Registration Statement, the Disclosure Package and the Final Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which it shall express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.
     Such counsel shall also state that, subject to the limitations set forth therein, on the basis of the information it gained in the course of performing the services referred to therein, no facts came to its attention which caused it to believe that (i) the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which it has not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Disclosure Package, at the Applicable Time, and the Final Prospectus, (as of its date or the date hereof), (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

C-2

EXHIBIT D
FORM OF OPINION OF LAWRENCE J. KNOPF
     (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;
     (ii) the Company has corporate power and authority to own its properties and to conduct its business as now being conducted and as described in the Disclosure Package and the Final Prospectus;
     (iii) the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect;
     (iv) each Material Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own its properties and conduct its business as now being conducted and as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect;
     (v) except as otherwise described in the Registration Statement or the Disclosure Package and the Final Prospectus, all of the issued and outstanding capital stock of the Company and each Material Subsidiary has been duly authorized and validly issued, are fully paid and non-assessable and, to the best of my knowledge, all of the issued and outstanding capital stock of each Material Subsidiary are owned by the Company (except for directors’ qualifying shares and shares held by individuals for the purpose of satisfying the legal requirements of the jurisdiction of incorporation), directly or through subsidiaries, free and clear of any security interests, claims, liens or encumbrances;
     (vi) neither the execution and delivery of the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated in the Underwriting Agreement nor the fulfillment of the terms of the Underwriting Agreement (which for purposes of this opinion includes the Terms Agreement) will conflict with, result in a breach of, violate or constitute a default under, the charter or by-laws of the Company or the terms of any indenture or other material agreement or instrument known to me and to which the Company or any of the Company’s subsidiaries is a party or may be bound (except for such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect), or any material judgment, decree, order statute, rule or regulation known to me to be applicable to the Company or any of the Company’s subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Company’s subsidiaries (except for such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect);
     (vii) to my knowledge (A) there are no pending or threatened legal or governmental proceedings required to be described in or incorporated into the documents constituting Disclosure Package and the Final Prospectus which are not described as required and (B) there is no franchise, contract or other document of a character required to be described in or incorporated into the Registration Statement or the Disclosure Package and the Final Prospectus, or to be filed as an exhibit, which is not described or filed as required; and to my knowledge, the statements included or incorporated in the Disclosure Package and the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters in all material respects;
     (viii) the descriptions in the Registration Statement, the Disclosure Package and the Final Prospectus of statutes, contracts and other documents are accurate and fairly present the information required to be shown in all material respects;
     (ix) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;
     (x) the Indenture has been duly authorized, executed and delivered by the Company; and
     (xi) the Securities have been duly authorized and executed by the Company; and
     As Deputy General Counsel, I have reviewed, and lawyers under my supervision have participated in the preparation of, the Registration Statement, the Disclosure Package and the Final Prospectus, and I and lawyers under my supervision have participated in the preparation of, the documents incorporated by reference therein. In examining the Registration Statement, the Disclosure Package and the Final Prospectus, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company. However, in the course of performing my duties as Assistant General Counsel of the Company, I and lawyers under my supervision have participated in conferences with officers and representatives of and accountants for the Company with respect to the matters contained in the Registration Statement, the Disclosure Package and the Final Prospectus, and no facts have come to my attention which would lead me to believe that either (i) the Registration Statement (except for the financial statements and schedules and other financial or statistical data included or incorporated by reference therein and the Statement of Eligibility of the Trustee on Form T-1, as to which I express no opinion), at Effective Date, or any amendment thereof made prior to the date hereof as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Disclosure Package, (as of the Applicable Time), or the Final Prospectus, (as of its date and as of the date hereof), (except for the financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which I express no opinion), contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

BOSTON SCIENTIFIC CORPORATION
Debt Securities
TERMS AGREEMENT
Dated: December 10, 2009

To:	Boston Scientific Corporation One Boston Scientific Place Natick, Massachusetts 01760-1537
Ladies and Gentlemen:
     We understand that Boston Scientific Corporation, a Delaware corporation (the “Company”), proposes to issue and sell its Debt Securities having an aggregate initial public offering price or purchase price of $2,000,000,000 (as described in more detail below, the “Securities”). Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriter(s) named below (the “Underwriter(s)”) hereby offer(s) to purchase such Securities.
     The Securities to be purchased by the Underwriter(s), which are to be issued under an Indenture dated as of June 1, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as Trustee, as supplemented from time to time by supplemental indentures and/or modified from time to time by resolutions of the Board of Directors of the Company or a Pricing Committee thereof as provided in Section 301 of such Indenture, shall have the following terms:

Principal Amount:	$850,000,000 of 4.500% notes due 2015 (the “2015 Notes”)
$850,000,000 of 6.000% notes due 2020 (the “2020 Notes”)
$300,000,000 of 7.375% notes due 2040 (the “2040 Notes”)

Date of maturity:	January 15, 2015 for the 2015 Notes
January 15, 2020 for the 2020 Notes
January 15, 2040 for the 2040 Notes

Interest rate:	4.500% for the 2015 notes
6.000% for the 2020 notes
7.375% for the 2040 notes

Interest payment dates:	January 15 and July 15 of each year, beginning July 15, 2010

Public offering price:	99.694% of principal amount of the 2015 notes
99.031% of principal amount of the 2020 notes
99.879% of principal amount of the 2040 notes

Purchase price:	98.944% of principal amount of the 2015 notes
98.156% of principal amount of the 2020 notes
98.879% of principal amount of the 2040 notes

Redemption provisions:	As described in the Prospectus Supplement dated December 10, 2009

Form of Securities:	Book-Entry

Delayed Delivery Contracts:	N/A

Aggregate Underwriting	0.750% for the 2015 notes
Discount:	0.875% for the 2020 notes
1.000% for the 2040 notes

Purchase Price to be paid	$841,024,000 for the 2015 notes
by Underwriters:	$834,326,000 for the 2020 notes
$296,637,000 for the 2040 notes

Closing date and location:	December 14, 2009 (T+2)
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017

Representatives:	Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc.
Applicable Time:	4:45 p.m. Eastern Time on the date hereof.
     All of the provisions contained in the document entitled “Boston Scientific Corporation Debt Securities, Underwriting Agreement-Basic Provisions,” dated as of December 10, 2009, a copy of which is attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. Each Underwriter severally agrees, subject to the terms and provisions of this Terms Agreement, including the terms and provisions incorporated by reference herein, to purchase the principal amount of Securities set forth opposite its name.

	Principal
	Amount of	Principal Amount	Principal Amount
	4.500% notes	of 6.000% notes	of 7.375% notes
Name	due 2015	due 2020	due 2040
Banc of America Securities LLC	$170,000,000	$170,000,000	$60,000,000
Deutsche Bank Securities Inc.	$170,000,000	$170,000,000	$60,000,000
J.P. Morgan Securities Inc.	$170,000,000	$170,000,000	$60,000,000
Barclays Capital Inc.	$68,000,000	$68,000,000	$24,000,000
BNP Paribas Securities Corp.	$59,500,000	$59,500,000	$21,000,000
RBS Securities Inc.	$59,500,000	$59,500,000	$21,000,000
Daiwa Securities America Inc.	$21,250,000	$21,250,000	$7,500,000
Mitsubishi UFJ Securities (USA), Inc.	$21,250,000	$21,250,000	$7,500,000
Mizuho Securities USA Inc.	$21,250,000	$21,250,000	$7,500,000
Wells Fargo Securities, LLC	$21,250,000	$21,250,000	$7,500,000
BBVA Securities Inc.	$12,750,000	$12,750,000	$4,500,000
BNY Mellon Capital Markets, LLC	$12,750,000	$12,750,000	$4,500,000
RBC Capital Markets Corporation	$12,750,000	$12,750,000	$4,500,000
Scotia Capital Inc.	$12,750,000	$12,750,000	$4,500,000

	Principal
	Amount of	Principal Amount	Principal Amount
	4.500% notes	of 6.000% notes	of 7.375% notes
Name	due 2015	due 2020	due 2040
ING Financial Markets LLC	$8,500,000	$8,500,000	$3,000,000
Allied Irish Banks, p.l.c	$4,250,000	$4,250,000	$1,500,000
Standard Chartered Bank	$4,250,000	$4,250,000	$1,500,000
Total	$850,000,000	$850,000,000	$300,000,000
     Any notice by the Company to the Underwriter(s) pursuant to this Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication addressed to:
Banc of America Securities LLC, General Counsel’s office, c/o Lily Chang, Bank of America Tower, One Bryant Park, New York NY 10036, Tel: 646-855-0724, Fax: 212-901-7881
Deutsche Bank Securities Inc., Legal Department, c/o Jason Terrana, 60 Wall Street, New York, New York 10005, Tel: 212-250-7297, Fax: 212-797-4561

J.P. Morgan Securities Inc., Transaction Execution Group, c/o Maria Sramek, 270 Park Avenue, New York, New York 10017, Tel: 212-834-5640, Fax: 212-834-6702
     Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Acting on behalf of themselves and as the Representatives of the several Underwriters
BANC OF AMERICA SECURITIES LLC
By:	/s/ Brendan Hanley
	Name:	Brendan Hanley
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.
By:	/s/ Marc Fratepietro
	Name:	Marc Fratepietro
	Title:	Managing Director

By:	/s/ John C. McCabe
	Name:	John C. McCabe
	Title:	Director

J.P. MORGAN SECURITIES INC.
By:	/s/ Maria Sramek
	Name:	Maria Sramek
	Title:	Executive Director

Accepted: BOSTON SCIENTIFIC CORPORATION
By:	/s/ Milan Kofol
	Name:	Milan Kofol
	Title:	Vice President, Treasurer

Annex A — Issuer Free Writing Prospectuses
The Final Term Sheet, attached to Annex B hereof

Annex B — Final Term Sheet
Filed Pursuant to Rule 433 under the Securities Act of 1933
Registration Statement No. 333-163621
Issuer Free Writing Prospectus, dated December 10, 2009
Boston Scientific Corporation
$2,000,000,000
Senior Notes Offering
Terms and Conditions — 5, 10 and 30 Year Fixed Rate Notes

	5-Year	10-Year	30-Year

Issuer	Boston Scientific Corporation	Boston Scientific Corporation	Boston Scientific Corporation

Note Type	Senior Notes	Senior Notes	Senior Notes

Form of Offering	SEC Registered	SEC Registered	SEC Registered

Ratings [1]	Ba1 (stable outlook) Moody’s	Ba1 (stable outlook) Moody’s	Ba1 (stable outlook) Moody’s
	BBB- (stable outlook) S&P	BBB- (stable outlook) S&P	BBB- (stable outlook) S&P
	BB+ (positive outlook) Fitch	BB+ (positive outlook) Fitch	BB+ (positive outlook) Fitch

Principal Amount	$850,000,000	$850,000,000	$300,000,000

Trade Date	December 10, 2009	December 10, 2009	December 10, 2009

Settlement Date (T + 2)	December 14, 2009	December 14, 2009	December 14, 2009

Maturity Date	January 15, 2015	January 15, 2020	January 15, 2040

Coupon	4.500% per annum	6.000% per annum	7.375% per annum

Yield	4.567% per annum	6.129% per annum	7.384% per annum

Price to Public [2]	99.694%	99.031%	99.879%

Spread	Plus 237.5bps	Plus 262.5bps	Plus 287.5bps

Benchmark Treasury	2.125% UST due November 30, 2014	3.375% UST due November 15, 2019	4.500% UST due August 15, 2039

Benchmark Yield	2.192%	3.504%	4.509%

Net Proceeds to Company (before expenses)	$847,399,000	$841,763,500	$299,637,000

Coupon Dates	Semi-annually on January 15 and July 15	Semi-annually on January 15 and July 15	Semi-annually on January 15 and July 15

First Coupon Date	July 15, 2010	July 15, 2010	July 15, 2010

Optional Redemption	The greater of:	The greater of:	The greater of:

	•100% of the principal amount of the notes to be redeemed, or	•100% of the principal amount of the notes to be redeemed, or	•100% of the principal amount of the notes to be redeemed, or

	•as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 35 basis points plus accrued and unpaid interest on the notes to the redemption date.	•as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 40 basis points plus accrued and unpaid interest on the notes to the redemption date.	•as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 45 basis points plus accrued and unpaid interest on the notes to the redemption date.

Day Count Basis	30/360	30/360	30/360

Minimum Denominations	US$2,000 and integral multiples of	US$2,000 and integral multiples of	US$2,000 and integral multiples of
	US$1,000 in excess of such amount	US$1,000 in excess of such amount	US$1,000 in excess of such amount

CUSIP / ISIN	101137 AJ6 / US101137AJ68	101137 AK3 / US101137AK32	101137 AL1 / US101137AL15

Joint Bookrunners	Banc of America Securities LLC	Banc of America Securities LLC	Banc of America Securities LLC
	Deutsche Bank Securities Inc.	Deutsche Bank Securities Inc.	Deutsche Bank Securities Inc.
	J.P. Morgan Securities Inc.	J.P. Morgan Securities Inc.	J.P. Morgan Securities Inc.
	Barclays Capital Inc.	Barclays Capital Inc.	Barclays Capital Inc.
	BNP Paribas Securities Corp.	BNP Paribas Securities Corp.	BNP Paribas Securities Corp.
	RBS Securities Inc.	RBS Securities Inc.	RBS Securities Inc.

Co-Managers	Daiwa Securities America Inc.	Daiwa Securities America Inc.	Daiwa Securities America Inc.
	Mitsubishi UFJ Securities (USA), Inc.	Mitsubishi UFJ Securities (USA), Inc.	Mitsubishi UFJ Securities (USA), Inc.

5-Year	10-Year	30-Year

Mizuho Securities USA Inc.	Mizuho Securities USA Inc.	Mizuho Securities USA Inc.
Wells Fargo Securities, LLC	Wells Fargo Securities, LLC	Wells Fargo Securities, LLC
BBVA Securities Inc.	BBVA Securities Inc.	BBVA Securities Inc.
BNY Mellon Capital Markets, LLC	BNY Mellon Capital Markets, LLC	BNY Mellon Capital Markets, LLC
RBC Capital Markets Corporation	RBC Capital Markets Corporation	RBC Capital Markets Corporation
Scotia Capital Inc.	Scotia Capital Inc.	Scotia Capital Inc.
ING Financial Markets LLC	ING Financial Markets LLC	ING Financial Markets LLC
Allied Irish Banks, p.l.c	Allied Irish Banks, p.l.c	Allied Irish Banks, p.l.c
Standard Chartered Bank	Standard Chartered Bank	Standard Chartered Bank

Notes:

1	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

2	Plus accrued interest, if any, from December 14, 2009.
The Company plans to use the net proceeds of this offering for general corporate purposes, including prepaying a portion of its bank term loan due in April 2011. The Company expects to record a pre-tax charge, not previously anticipated, of approximately $30 million (approximately $19 million after tax, or $0.01 per share) in the fourth quarter associated with the prepayment.
As a result of this offering, the Company’s pro forma consolidated ratio of earnings to fixed charges for the nine months ended September 30, 2009 may decrease by more than ten percent.
Because more than 5% of the proceeds of this offering, not including underwriting compensation, may be received by affiliates of the underwriters in this offering, this offering is being conducted in compliance with NASD Rule 2720, as administered by the Financial Industry Regulatory Authority.  Pursuant to NASD Rule 2720, the appointment of a qualified independent underwriter is not necessary in connection with this offering, as the offering is of debt securities that are investment grade rated.
THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING BANC OF AMERICA SECURITIES LLC TOLL-FREE AT 1-800-294-1322, DEUTSCHE BANK SECURITIES INC. TOLL-FREE AT 1-800-503-4611 OR J.P. MORGAN SECURITIES INC. COLLECT AT 212-834-4533.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Annex C — Information Furnished by the Representatives
•	the names of the Underwriters on the cover page of the Preliminary Prospectus and the Final Prospectus.

•	the following information under the caption “Underwriting” in the Preliminary Prospectus and the Final Prospectus:
o	the names of the Underwriters and their respective allocations

o	the second sentence of the fourth paragraph

o	the first paragraph under the sub-heading “Commissions and Discounts”

o	the third and fourth sentences under the sub-heading “New Issue of Notes”

o	the two paragraphs under the sub-heading “Price Stabilization and Short Positions”